                                                        EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT OF
                              DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements No. 33-15765, No. 33-47993, No. 33-64430, No. 33-64432, No. 33-80596, No.
33-80386, No. 33-14295, No. 33-27251, No. 33-32465, No. 33-32469 and No.
33-41725 of Medical Graphics Corporation on Form S-8 and in Registration Statements No. 33-32467 and No. 33-41721 of Medical Graphics Corporation on Form S-3 and our report dated February 13, 1998 appearing in this Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1997.


March 26, 1998            Deloitte & Touche LLP
Minneapolis, Minnesota